                                                                   EXHIBIT 3.1.1


                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                             COBALT NETWORKS, INC.

     Cobalt Networks, Inc., a corporation organized and existing under laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is Cobalt Networks, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the state of Delaware on September 2, 1999.

     2. Pursuant to Sections 228, 242 and 245 of the General Corporation Laws of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

     3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:

                                  "ARTICLE I.

     The name of this corporation is Cobalt Networks, Inc.


                                  ARTICLE II.

     The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                 ARTICLE III.

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.
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                                  ARTICLE IV.

          The total number of shares of all classes of stock which the Corporation is authorized to issue is 137,609,875 shares, consisting of 120,000,000 shares of Common Stock, $0.001 par value, and 17,609,875 shares of Preferred Stock, $0.001 par value. The Preferred Stock consists of three series, of which 3,734,901 shares have been designated as Series A Preferred Stock (the "Series A Preferred Stock"), of which 3,740,522 shares have been designated as Series B Preferred Stock (the "Series B Preferred Stock") and of which 10,134,452 shares have been designated as Series C Preferred Stock (the "Series C Preferred Stock").

          The relative rights, preferences, privileges and restrictions granted to or imposed on the respective series or classes of capital stock or the holders thereof are as follows:

          Section 1.  Dividends.
                      ---------

     1.1  Dividend Rights. The holders of the Series C Preferred Stock and
          ---------------
Series B Preferred Stock shall be entitled to receive dividends, prior to the payment of any dividends on the Series A Preferred Stock and the Common Stock, at the rate of $0.37 per annum per share of Series C Preferred Stock then held by them (the "Series C Dividend Rate") and at the rate of $0.21628 per annum per share of Series B Preferred Stock then held by them (the "Series B Dividend Rate") out of any funds legally available therefor when, if and as declared by the Board of Directors. The holders of the Series A Preferred Stock shall be entitled to receive dividends, prior to the payment of any dividends on the Common Stock, at the rate of $0.10 per annum per share of Series A Preferred Stock then held by them (the "Series A Dividend Rate") out of any funds legally available therefor when, if and as declared by the Board of Directors. Without limiting the foregoing, no distribution shall be made in respect of the Common Stock unless the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall receive a proportionate share of any such distribution as though the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are then convertible.

     1.2  Definition of Distribution. For purposes of this Section 1, unless the
          --------------------------
context otherwise requires, a "distribution" shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

     1.3  Certain Repurchases not Distributions. As authorized by Section
          -------------------------------------
402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchases by the Corporation of shares of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its

                                       2
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subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase.

          Section 2.  Liquidation Preference.
                      ----------------------

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

               (i) The holders of Series C Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A Preferred Stock and the Common Stock by reason of their ownership thereof, an amount equal to $3.70 for each outstanding share of Series C Preferred Stock (the Series C Preferential Amount") and $2.1628 for each outstanding share of Series B Preferred Stock (the "Series B Preferential Amount"), adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, and, in addition, an amount equal to all declared but unpaid dividends on the Series C Preferred Stock and Series B Preferred Stock. If the assets and funds thus distributed among the holders of the Series C Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Series C Preferential Amount and Series B Preferential Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series C Preferred Stock and Series B Preferred Stock in proportion to the respective Series C Preferential Amounts and Series B Preferential Amounts which each such holder is entitled to receive pursuant to this Section 2(a)(i).

               (ii) After payment has been made to the holders of the Series C Preferred Stock and the Series B Preferred Stock of the full amounts to which they shall be entitled as set forth in Section 2(a)(i) above, the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to $1.00 for each outstanding share of Series A Preferred Stock (the "Series A Preferential Amount"), adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred Stock. If the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Preferential Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock in proportion to the respective Series A Preferential Amounts which each such holder is entitled to receive pursuant to this Section 2(a)(ii).

               (iii) After payment has been made to the holders of the Series A Preferred Stock of the full amounts to which they shall be entitled as set forth in Section 2(a)(ii) above,

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     then the holders of the Common Stock shall be entitled to receive an amount equal to $0.10 for each outstanding share of Common Stock (the "Common Preferential Amount"), adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, and, in addition, an amount equal to all declared but unpaid dividends on the Common Stock. If the assets and funds legally available for distribution among the holders of Common Stock shall be insufficient to permit the payment to such holders of the full Common Preferential Amount, then such assets and funds shall be distributed ratably among the holders of Common Stock in proportion to the total Common Preferential Amount which each such holder is entitled to receive pursuant to this Section 2(a)(iii).

               (viii) Any assets remaining after the distributions pursuant to Sections 2(a)(i) through (iii) shall be distributed on a pro rata basis to the holders of Common Stock and Preferred Stock based on the number of shares (assuming conversion of each holder's shares of Preferred Stock into the number of shares of Common Stock into which such holder's Preferred Stock is then convertible, as adjusted from time to time pursuant to
     Section 4 hereof) then held by each holder of Common Stock and Preferred Stock.

               (b) (i) Any (x) consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred or (y) a sale, lease or other disposition of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation subject to this Section 2.

               (i) In any of such events, if the consideration received by the Corporation is other than cash or indebtedness, its value will be deemed to be its fair market value. In the case of securities, fair market value shall be determined as follows:

                      (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                              (I) If traded on a securities exchange, or over-the-counter as a NASDAQ National Market System security, the value shall be deemed to be the average of the closing prices of the securities on such exchange or NASDAQ National Market System over the 30-day period ending three (3) days prior to the closing;

                              (II) If actively traded over-the-counter (but not on the National Market System), the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

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                              (III) If there is no active public market, the
               value shall be the fair market value thereof, as determined by the unanimous consent or vote of the Board of Directors and the approval of holders of at least 66 2/3% of the Series A Preferred Stock, of at least 66 2/3% of the Series B Preferred Stock and of at least 66 2/3% of the Series C Preferred Stock and such determination shall be binding upon the holders of the Preferred Stock; and

                              (IV)  The method of valuation of securities
               subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs (A) (I), (II) or (III) to reflect the approximate fair market value thereof, as determined by the unanimous consent or vote of the Board of Directors and the approval of holders of at least 66 2/3% of the Series A Preferred Stock, of at least 66 2/3% of the Series B Preferred Stock and of at least 66 2/3% of the Series C Preferred Stock, and such determination shall be binding upon the stockholders.

               (c) The liquidation preference of holders of Preferred Stock provided herein shall not be deemed to be impaired by distributions made by the Corporation in connection with the repurchase of shares of Common Stock, including the Reserved Shares, as hereinafter defined, at the lower of fair market value or the original issue price from former employees or consultants upon termination of their employment or services pursuant to stock restriction agreements between the Corporation and such persons approved by the Corporation's Board of Directors, and such holders shall be deemed to have consented to such repurchases.

          Section 3.  Voting Rights.
                      -------------

               (a)    General. Except with respect to the election of directors
                      -------
of the Corporation as set forth below, the holder of each share of Common Stock issued and outstanding shall have one vote and each holder of Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such holder's shares of Preferred Stock are then convertible, as adjusted from time to time pursuant to Section 4 hereof, at the record date for determination of the stockholders entitled to vote on such matters or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first solicited. The holders of Preferred Stock shall be entitled to receive notice, together with the holders of Common Stock, of all stockholder meetings even if only the holders of Common Stock are entitled to vote on the issues addressed at such meeting .

               (b)    Board of Directors. Subject to Section 3(c) below, the
                      ------------------
authorized number of directors comprising the Company's Board of Directors shall be seven (7). As long as there are at least 2,000,000 shares of Preferred Stock issued and outstanding, of the authorized number of members of the Corporation's Board of Directors:

                      (i) the holders of Series A Preferred Stock voting separately as a class shall be entitled to elect one (1) director (and to fill any vacancies with respect thereto), with each holder of Series A Preferred Stock entitled to the number of votes determined as provided in Section 3(a) above;

                      (ii) the holders of Series B Preferred Stock voting separately as a class shall be entitled to elect one (1) director (and to fill any vacancies with respect thereto), with each holder of Series B Preferred Stock entitled to the number of votes determined as provided in
     Section 3(a) above;

                      (iii) the holders of Series C Preferred Stock voting separately as a class shall be entitled to elect one (1) director (and to fill any vacancies with respect thereto), with each holder of Series C Preferred Stock entitled to the number of votes determined as provided in
     Section 3(a) above; and

                      (iv) the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class, shall be entitled to elect four (4) directors (and to fill any vacancies with respect thereto).

Subject to Section 302 and Section 303 of the California Corporations Code, any director who shall have been elected by a specified group of stockholders may be removed during the aforesaid term of office, either for or without cause, by and only by, the affirmative vote of the holders of a majority of the shares of such specified group, given at a special meeting of such stockholders duly called or by an action by written consent for that purpose.

     The Holders of Common Stock, Series A Preferred Stock, Series B Stock and Series C Preferred Stock shall be entitled to cumulative voting rights as to the directors to be elected by each series or class, or the combined classes in accordance with the provisions of Section 214 of the Delaware General Corporation Law.

          (c)  Designated Default. If the holders of 66 2/3 % of the Preferred
               ------------------
Stock elect to declare a Designated Default in accordance with the Second Amended and Restated Investors' Rights Agreement, dated as of the Series C Original Issue Date, among the Corporation and certain stockholders of the Corporation (the "Investors' Rights Agreement"), the authorized number of directors comprising the Corporation's Board of Directors shall be increased by four (4) directors to eleven (11) directors. One of such additional directors shall be elected by the holders of Series A Preferred Stock voting separately as a class, with each holder of Series A Preferred Stock entitled to the number of votes determined as provided in Section 3(a) above, one of such additional directors shall be elected by the holders of Series B Preferred Stock voting separately as a class, with each holder of Series B Preferred Stock entitled to the number of votes determined as provided in Section 3(a) above, one of such additional directors shall be elected by the holders of Series C Preferred Stock voting separately as a class, with each holder of Series C Preferred Stock entitled to the number of votes determined as provided in Section 3(a) above and one of such additional directors shall be elected by the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting together as a single class, with each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock entitled to the number of votes determined as provided in Section 3(a) above.

          (d)  Audit Committee. The Corporation's Board of Directors shall
               ---------------
establish an Audit Committee consisting of three (3) directors, which shall include the directors elected in accordance with Section 3(b)(i), (ii) and (iii) above.

          (e)  Compensation Committee. The Corporation's Board of Directors
               ----------------------
shall establish an Compensation Committee consisting of three (3) directors, which shall include the directors elected in accordance with Section 3(b)(i),(ii) and (iii) above.

          Section 4.  Conversion. The holders of Preferred Stock shall have
                      ----------
conversion rights as follows (the "Conversion Rights"):

               (a)    Right to Convert.
                      ----------------

               (i)    Optional Conversion. Each share of Preferred Stock shall
                      -------------------
be convertible at the option of the holder thereof at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series A Preferred Stock, by dividing $1.00 by the Series A Conversion Price at the time in effect, as is determined in the case of the Series B Preferred Stock, by dividing $2.1628 by the Series B Conversion Price at the time in effect and as is determined in the case of the Series C Preferred Stock, by dividing $3.70 by the Series C Conversion Price at the time in effect. As of the effective date of this Certificate of Incorporation, the Series A Conversion Price shall be $1.00, the Series B Conversion Price shall be $2.1628 and the Series C Conversion Price shall be $3.70 Such initial Series A Conversion Price, Series B Conversion Price and Series C Conversion Price shall be subject to adjustment as set forth below.

               (ii)   Series A Preferred Stock. Each share of Series A
                      ------------------------
     Preferred Stock shall automatically be converted into shares of Common Stock at the Series A Conversion Price then in effect upon the earlier of
     (1) the affirmative vote of holders of 66 2/3 % of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, to convert all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into shares of Common Stock, (2) the date on which fewer than 50,000 shares of Series A Preferred Stock (appropriately adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares) remain outstanding or (3) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (before deduction of underwriter discounts and commissions and offering expenses) of not less than $7.50 per share (as adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares) and an aggregate offering price to the public of not less than $20,000,000.

               (iii)  Series B Preferred Stock. Each share of Series B
                      ------------------------
     Preferred Stock shall

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     automatically be converted into shares of Common Stock at the Series B
     Conversion Price then in effect upon the earlier of (1) the affirmative vote of holders of 66 2/3 % of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, to convert all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into shares of Common Stock,
     (2) the date on which fewer than 50,000 shares of Series B Preferred Stock (appropriately adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares) remain outstanding or (3) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (before deduction of underwriter discounts and commissions and offering expenses) of not less than $7.50 per share (appropriately adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares) and an aggregate offering price to the public of not less than $20,000,000.

               (iv)   Series C Preferred Stock. Each share of Series C
                      ------------------------
     Preferred Stock shall automatically be converted into shares of Common Stock at the Series C Conversion Price then in effect upon the earlier of
     (1) the affirmative vote of holders of 66 2/3 % of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, to convert all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into shares of Common Stock, (2) the date on which fewer than 50,000 shares of Series C Preferred Stock (appropriately adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares) remain outstanding or (3) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (before deduction of underwriter discounts and commissions and offering expenses) of not less than $7.50 per share (appropriately adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares) and an aggregate offering price to the public of not less than $20,000,000.

               (v) In the event of the automatic conversion of the Series A, Series B or Series C Preferred Stock as set forth in Sections 4 (a)(ii)(3), 4(a)(iii)(3) and 4(a)(iv)(3) above, the person(s) entitled to receive the Common Stock issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities causing the conversion, at which time the Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder notifies the Corporation or its transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Preferred Stock, the holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

               (vi) Upon conversion of the Preferred Stock, the Common Stock so issued shall be duly and validly issued, fully paid and nonassessable shares of the Corporation.

               (b)    Mechanics of Conversion. No fractional shares of Common
                      -----------------------
Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective conversion price for a particular series of Preferred Stock (a "Conversion Price"). Except as provided in Section 4(a)(ii), before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash payable in lieu of fractional shares of Common Stock (after aggregating all shares of Common Stock issuable to such holder of Preferred Stock upon conversion of the number of shares of Preferred Stock at the time being converted). In addition, if less than all of the shares represented by such certificates are surrendered for conversion pursuant to Section 4(a)(i), the Corporation shall issue and deliver to such holder a new certificate for the balance of the shares of Preferred Stock not so converted. Except as provided in
Section 4(a)(ii), such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of such Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock issuable upon such conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. In addition, any conversion may be conditional upon the happening of a specific event, in which event the person(s) entitled to receive Common Stock issuable upon such conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the happening of such event.

               (c)    Adjustment to Conversion Price for Diluting Issues.
                      --------------------------------------------------

               (i)    Special Definitions. For purposes of this Section 4(c),
                      -------------------
     the following definitions shall apply:

                         (1)  "Convertible Securities" shall mean any evidences
                               ----------------------
          of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                         (2)  "Options" shall mean rights, options or warrants
                               -------
          to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities, except for those issued to officers or employees of, or consultants to, the Corporation as provided in
          Section 4(c)(i)(6)(B).

                         (3)  "Series C Original Issue Date" shall mean the
                               ----------------------------
          date on which the first share of Series C Preferred Stock is issued.

                         (4)  "Dilutive Financing" means any issuance or deemed
                               ------------------
          issuance of Additional Shares of Common Stock after the Series C Original Issue Date for a consideration per share less than the applicable Series A, Series B or Series C Conversion Price in effect on the date of and immediately prior to such sale.

                         (5)  "New Securities" means shares of Common Stock,
                               --------------
          Preferred Stock or any other class of capital stock of the Company, whether or not now authorized, securities of any type that are convertible into shares of such capital stock, and options, warrants or rights to acquire shares of such capital stock. Notwithstanding the foregoing, the term "New Securities" will not include: (A) securities issued in connection with bona fide equipment lease or working capital debt financings with lending institutions that have been approved by the Corporation's Board of Directors; (B) securities offered to the public pursuant to a registration statement filed under the Securities Act; (C) securities issued to the sellers of a corporation pursuant to the acquisition of such corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns not less than 51% of the voting power of such corporation; (D) securities issued upon exercise or conversion of options, warrants and other convertible securities outstanding on the date of filing of this Certificate of Incorporation; (E) shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend or recapitalization by the Company in which all classes and series of capital stock are adjusted equally; and (F) securities issued to the

          Corporation's placement agent in connection with the sale and issuance of the Corporation's Series C Preferred Stock.

                         (6)  "Additional Shares of Common Stock" shall mean all
                               ---------------------------------
          shares of Common Stock issued (or, pursuant to Section 4(c)(iii), deemed to be issued) by the Corporation after the Series C Original Issue Date, including New Securities, other than shares of Common Stock issued or issuable:

                                   (A)  upon conversion of shares of Preferred
               Stock;


                                   (B)  to officers or employees of, or
               consultants to, the Corporation pursuant to a stock grant, stock option plan, stock purchase plan or other stock incentive agreement (collectively, the "Plans"), (collectively, the "Reserved Shares") up to an aggregate of 805,812 shares;

                                   (C)  as a dividend or distribution on Series
               A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock;

                                   (D)  as securities excluded from the
               definition of New Securities in Section 4(c)(i)(5);

                                   (E) following a vote of the holders of 66
               2/3% of the Preferred Stock voting on the basis of the number of shares of Common Stock into which each holder's shares of Preferred Stock are then convertible, as adjusted from time to time pursuant to Section 4 hereof, that designated shares of Common Stock issued or deemed to be issued shall not constitute Additional Shares of Common Stock;

                                   (F)  in connection with any transaction for
               which adjustment is made pursuant to Section 4(d) hereof; and

                                   (G)  by way of dividend or distribution on
               shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C),
               (D), (E), (F) or this clause (G).

                         (ii) No Adjustment of Conversion Price. No adjustment
                              ---------------------------------
     in the Conversion Price of a share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issuance, for such share of Preferred Stock.


                         (iii) Deemed Issue of Additional Shares of Common
                               -------------------------------------------
     Stock.
     -----

                         (1) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and, provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease, insofar as it affects such Conversion Price, but no further change in the Conversion Price shall be made upon the exercise, conversion or exchange of such Options or Convertible Securities, and no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Preferred Stock;

                         (C) if any such Options or Convertible Securities shall expire or be canceled without having been exercised or converted, the Conversion Price as adjusted upon the original issuance thereof (or upon the occurrence of a record date with respect thereto) shall be readjusted as if

                              (I) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock so issued were shares of Common Stock, if any, actually issued or sold on the exercise of such Options or the conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities; and

                              (II) in the case of Options for Convertible
                    Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D) no readjustment pursuant to clauses (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date (immediately prior to the adjustment), or (ii) the Conversion Price that would have resulted from any actual issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (iv) Adjustment of Conversion Price Upon Issuance of Additional
                    ----------------------------------------------------------
     Shares of Common Stock. Subject to Section 4(c)(ii), the Conversion Price
     ----------------------
     of the Preferred Stock shall be subject to adjustment under this Section 4(c)(iv) as follows:

                      (1) In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant Section 4(c)(iii)), without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to the price

          (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, however, that, for the purposes of this Section 4(c)(iv), all shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock shall be deemed to be outstanding; and, further provided, that any Additional Shares of Common Stock deemed issued pursuant to Section 4(c)(iii) shall be deemed to be outstanding.

               (v)  Determination of Consideration. For purposes of this
                    ------------------------------
     Section 4(c), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed, after deducting all commissions, expenses and fees, as follows:

                      (1)  Cash and Property. Such consideration shall:
                           -----------------

                              (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, by the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                      (2)  Options and Convertible Securities. The consideration
                           ----------------------------------
               per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(c)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing:

                              (A)  the total amount, if any, received or
                      receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (d)  Adjustments for Stock Dividends, Distributions, Subdivisions,
               -------------------------------------------------------------
Combinations or Consolidations of Common Stock.
----------------------------------------------

               (i)    Stock Dividends, Distributions or Subdivisions. In the
                      ----------------------------------------------
     event the Corporation shall issue Additional Shares of Common Stock pursuant to a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall concurrently with such stock dividend, stock distribution or subdivision, be proportionately decreased.

               (ii)   Combinations or Consolidations. In the event the
                      ------------------------------
     outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (iii)  Adjustments for Other Distributions. In the event the
                      -----------------------------------
     Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4(c) or
     (d) or as otherwise provided in Section 1, then, and in each such event, provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4(c) or (d) with respect to the rights of the holders of the Preferred Stock.

               (iv)   Adjustments for Reclassification, Exchange, and
                      -----------------------------------------------
     Substitution. If the Common Stock issuable upon conversion of the
     ------------
     Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the applicable Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of their Preferred Stock immediately before that change.

          (e)  No Impairment. The Corporation will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any other terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (f)  Reservation of Stock Issuable Upon Conversion. The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holders of Preferred Stock, the Corporation will take such corporate actions as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (g)  Certificate as to Adjustments. Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Stock.

          (h)  Notices of Record Date. In the event that the Corporation shall
               ----------------------
propose at any time:

               (i) to declare any dividend or distribution upon the Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus, other than distributions to stockholders in connection with the repurchase of shares of Common Stock, including the Reserved Shares, of former employees or consultants, to which the holders of Preferred Stock have consented in Section 2(c) hereof; or

               (ii) to offer for subscription to the holders of any class or series of its capital stock any additional shares of stock of any class or series or any other rights; or

               (iii)  to effect any reclassification or recapitalization; or

               (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, or to effect any other transaction subject to the provisions of Section 2 of this Certificate of Incorporation;

then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock:

                      (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining the rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                      (2)  in the case of the matters referred to in (iii) and
          (iv) above, at least 20 days' prior written notice of the date of a stockholders meeting at which a vote on such matters shall take place or the effective date of any written consent (and specifying the material terms and conditions of the proposed transaction or event and the date on which the holders of Preferred Stock and Common Stock shall be entitled to exchange their Preferred Stock and Common Stock for securities or other property deliverable upon the occurrence of such event and the amount of securities or other property deliverable upon such event).

               Each such written notice shall be given personally or by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation.

     Section 5.  No Reissuance of Preferred Stock. No share or shares of
                 --------------------------------
Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     Section 6.  Protective Provisions.
                 ---------------------

          (a)    Preferred Stock. In addition to any other rights provided by
                 ---------------
law and without limiting the last paragraph of this Section 6(a), so long as at least 750,000 shares of Preferred Stock (as such number may be adjusted for stock splits, combinations and the like) shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of 66 2/3% of the outstanding shares of Preferred Stock voting as a single class (in each case based on the number of shares of Common Stock into which each holder's Preferred Stock is then convertible, as adjusted from time to time pursuant to Section 4 hereof):

                      (i) amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation or bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any series of Preferred Stock or the Preferred Stock in an adverse manner;

                      (ii) increase the authorized number of shares of any series of Preferred Stock;

                      (iii) authorize or issue any new shares or reclassify any Common Stock or other shares into shares of any class or series of stock senior to or on parity with any series of Preferred Stock as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights or otherwise;

                      (iv) sell, license or otherwise dispose of all or substantially all of the assets or business of the Corporation or authorize any liquidation or winding up of the Corporation;

                      (v) effect a consolidation, reorganization or merger of the Corporation with or into any other corporation, or any other transaction in which ownership of a majority of the Corporation's capital stock is transferred;

                      (vi) redeem any shares of the Corporation's capital stock, other than redemptions of Preferred Stock required under the Investors' Rights Agreement; or

                      (vii) increase the authorized number of directors of this Corporation to more than seven (7) , other than any increase required under the Investors' Rights Agreement.

     In addition to any other rights provided by law and without limiting the foregoing, so long as any shares of Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Preferred Stock voting as a single class (based on the number of shares of Common Stock into which each holder's Preferred Stock is then convertible, as adjusted from time to time pursuant to Section 4 hereof), take any action to amend the Certificate of Incorporation in which the dividend, liquidation preference, conversion, voting, redemption or other rights of the Preferred Stock will be adversely affected.

Section 7.     Redemption. The shares of  Preferred Stock shall be redeemed as
               ----------
follows:

               (a)    Mandatory Redemption. The holders of 66 2/3 % of the
                      --------------------
shares of Preferred Stock (the "Electing Holders") may elect, at any time from time to time following July 2, 2003 but prior to July 2, 2005, by written notice (the "Redemption Notice") to the Corporation and all other holders of Preferred Stock, to require that the Corporation redeem all (but not less than all) shares of Preferred Stock owned by the Electing Holders (and/or any permitted assignee of such Electing Holders) (the "Redemption Shares") in accordance with this
Section 7 (a "Mandatory Redemption"). Holders of Preferred Stock receiving such Redemption Notice may elect by written notice to the Corporation and the Electing Holders within ten (10) days following delivery of the Redemption Notice to participate in the Mandatory Redemption and become an Electing Holder for purposes of this Section 7.

               (b)    Redemption Price and Payment. The aggregate purchase
                      ----------------------------
price (the "Redemption Price") for the Redemption Shares shall be the aggregate purchase price paid to the Corporation by the Electing Holders for such Redemption Shares, plus all accrued but unpaid dividends with respect to such Redemption Shares. The shares of Preferred Stock to be redeemed following delivery of the Redemption Notice shall be redeemed by paying for each share in cash an amount (such amount being referred to as the "Redemption Price") equal to $1.00 per share of Series A Preferred Stock, $2.1628 per share of Series B Preferred Stock and $3.70 per share of Series C Preferred Stock plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the date of such Redemption Notice. The Company shall redeem the Redemption Shares no later than ninety (90) days following delivery of the Redemption Notice, by paying the Redemption Price to such Electing Holders in immediately available funds (the "Redemption Date").

               (c)    Redemption Mechanics. The Redemption Notice shall be by
                      --------------------
given delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Preferred Stock. The Redemption Notice shall set forth the aggregate purchase price paid to the Corporation by the Electing Holders for such Redemption Shares, plus all accrued but unpaid dividends with respect to such Redemption Shares. The Redemption Notice shall be addressed to each holder of Preferred Stock at his address as shown by the records of the Corporation. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

               (d)    Redeemed or Otherwise Acquired Shares to be Retired. Any
                     ---------------------------------------------------
shares of Preferred Stock redeemed pursuant to this Section 7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock.


                                  ARTICLE V.

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                  ARTICLE VI.

     The Corporation is to have perpetual existence.

                                 ARTICLE VII.

     1.   Limitation of Liability. To the fullest extent permitted by the
          -----------------------
General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2.   Indemnification. The corporation may indemnify to the fullest extent
          ---------------
permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the corporation, or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

     3.   Amendments. Neither any amendment nor repeal of this Article VII, nor
          ----------
the adoption of any provision of the corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                 ARTICLE VIII.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

                                  ARTICLE IX.

     Following the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering any of the corporation's securities (as that term is defined under the Securities Act of 1933, as then in effect) and at such time as the corporation is no longer subject to Section 2115 of the California Corporations Code, no action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws of the corporation and no action shall be taken by the stockholders by written consent.

                                  ARTICLE X.

     Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation."

                                 *     *     *

     The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors.

     The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 228 of the Delaware General Corporation Law. No shares of Common Stock or Preferred Stock of the Corporation are outstanding as of the date hereof.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed this ____ day of September, 1999.


                                        Cobalt Networks, Inc.



                                        By:_____________________________________
                                           Stephen DeWitt
                                           President and Chief Executive Officer


ATTEST:



_____________________________________
Kenton D. Chow, Secretary